                                                                   Exhibit 99.4

                         NOTICE OF GUARANTEED DELIVERY
             FOR TENDER OF EACH OUTSTANDING SHARE OF COMMON STOCK
                                      OF
                              DIGENE CORPORATION
                                      FOR
                         1.1969 SHARES OF COMMON STOCK
                                      OF
                               CYTYC CORPORATION
                        AND CASH IN THE AMOUNT OF $4.00
                                      BY
                                 CRUISER, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               CYTYC CORPORATION


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON MARCH 28, 2002, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares") of Digene Corporation, a Delaware corporation ("Digene"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the exchange agent for the Offer, EquiServe Trust Company, N.A. (the "Exchange Agent"), prior to Thursday, March 28, 2002. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Exchange Agent. See the Prospectus (as defined below) under "The Offer--Guaranteed Delivery."

                     THE EXCHANGE AGENT FOR THE OFFER IS:
[LOGO] EQUISERVE

         BY MAIL:                  BY HAND:           BY OVERNIGHT DELIVERY:
 EquiServe Trust Company,    Securities Transfer &   EquiServe Trust Company,
            N.A.                    Reporting                  N.A.
     Corporate Actions        c/o EquiServe Trust     Attn: Corporate Actions
   Post Office Box 43014          Company, N.A.          150 Royall Street
 Providence, RI 02940-3014   100 William's Street,       Canton, MA 02021
                                    Galleria
                            NewYork, New York 10038

                               -----------------

                          BY FACSIMILE TRANSMISSION:
                       (For Eligible Institutions Only)
                                 781-575-2233

                               -----------------

                        CONFIRM FACSIMILE TRANSMISSION:
                              By Telephone Only:
                                 781-575-3120

                               -----------------

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission to a number other than as set forth above, will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in the Prospectus under "The Offer--Procedure for Tendering") and (ii) certificates for Shares or a Book-Entry Confirmation (as defined in the Prospectus under "The Offer--Procedure for Tendering") to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to Cruiser, Inc., a Delaware corporation and wholly owned subsidiary of Cytyc Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the preliminary prospectus, dated March 1, 2002 (as such preliminary prospectus may be amended and supplemented, the "Prospectus") and in the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Prospectus under "The Offer--Guaranteed Delivery."


  Number of Shares:
                      ----------------------------------

  Certificate Numbers (if Available):

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------

  If Share(s) will be tendered by book-entry transfer:

  Names of Tendering Institutions:

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------

  Account No.:
             ----------
  [_] The Depository Trust Company

  Transaction Code:
               -----

  Date:
      -----------------------

  Name(s) of Record Holder(s):

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------
                             (PleaseType or Print)

                      ----------------------------------

                      ----------------------------------
                                    Address

                      ----------------------------------
                                   Zip Code

                      ----------------------------------
                           Area Code and Telephone No.

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------
                           Signature(s)of Holder(s)

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, an Eligible Institution, hereby guarantees to deliver to the Exchange Agent the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery of shares, and any other documents required by the Letter of Transmittal, all within three NASDAQ National Market trading days after the date hereof.

            --------------------------  ---------------------------
            Name of Firm                Title
            --------------------------  ---------------------------
            Authorized Signature        Address
            Name:
            --------------------        ---------------------------
                                        ---------------------------
            Please Type or Print        Area Code and Telephone No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.